UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

Commission file number 001-16111

GLOBAL PAYMENTS INC.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 829-8000

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition of Assets.

On June 30, 2008, Global Payments Inc. (the “Company”), completed the purchase of 51% of HSBC Merchant Services LLP (the “LLP”). HSBC Bank plc owns the remaining 49% of the LLP. The LLP will provide payment processing services to merchants in the United Kingdom and Internet merchants globally.

Total consideration for the Company’s interest was $439 million in cash. The acquisition was funded using a combination of cash on hand, proceeds from the Company’s previously announced $200 million term loan and borrowings under its existing revolving credit facility.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Any financial statements required to be prepared and filed pursuant to Regulation S-X in connection with the acquisition reported above will be filed by amendment not later than 74 calendar days after the date of this report on Form 8-K.

(d) Exhibits

99.1     Press Release dated June 30, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Payments Inc.
(Registrant)

Date: July 1, 2008	By:	/s/ Joseph C. Hyde
Joseph C. Hyde
Chief Financial Officer